Exhibit 16



                         [LaRocca & Co., P.C. Letterhead]

July 22, 1996

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

               Re: Cobb Theatres, L.L.C.; Cobb Finance Corp.; Cobb Theatres II, Inc.; R.C. Cobb, Inc. Amendment No. 2 to Registration Statement on Form S-4 (Registration No. 333-2724)


Ladies and Gentlemen:

          We have read the disclosures made by Cobb Theatres, L.L.C. and its co-registrants in Amendment No. 2 to the Registration Statement on Form S-4 in regards to the change in accountants from LaRocca & Co., P.C. to Ernst & Young, L.L.P. The firm agrees with the statements made by the registrants.


                                            /s/  LaRocca & Co., P.C.
                                           -------------------------------------
                                             LaRocca & Co., P.C.